   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 1998

                                                            REGISTRATION NO. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           NOVEN PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE                                     59-2767632
      (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                          11960 SOUTHWEST 144TH STREET
                              MIAMI, FLORIDA 33186
                                 (305) 253-5099
              (Address, including zip code, and telephone number,
            including area code, of registrant's principal offices)



                  NOVEN PHARMACEUTICALS, INC. STOCK OPTION PLAN
                                       AND
               NOVEN PHARMACEUTICALS, INC. 1997 STOCK OPTION PLAN
                            (Full Title of the Plans)


                                ROBERT C. STRAUSS
                                    PRESIDENT
                           11960 SOUTHWEST 144 STREET
                              MIAMI, FLORIDA 33186
                                 (305) 253-5099

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                        COPIES OF ALL COMMUNICATIONS TO:
                             LEONARD H. BLOOM, ESQ.
                          SHAPO, FREEDMAN & BLOOM, P.A.
                          FIRST UNION FINANCIAL CENTER
                      200 SOUTH BISCAYNE BLVD., SUITE 4750
                              MIAMI, FLORIDA 33131
                                 (305) 358-4440


                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
   TITLE OF SECURITIES        AMOUNT TO BE          PROPOSED MAXIMUM          PROPOSED MAXIMUM            AMOUNT OF
    TO BE REGISTERED         REGISTERED (1)     OFFERING PRICE PER SHARE     AGGREGATE OFFERING       REGISTRATION FEE
                                                                                  PRICE (3)
========================================================================================================================
Common Stock par
value $.0001 per
share (3)                   4,993,500 (2)               $4.00(3)                $19,974,000               $6,591.42
========================================================================================================================


(1) THIS REGISTRATION STATEMENT ALSO COVERS ANY ADDITIONAL SHARES THAT MAY HEREAFTER BECOME ISSUABLE AS A RESULT OF THE ADJUSTMENT PROVISIONS OF NOVEN PHARMACEUTICALS, INC. STOCK OPTION PLAN (THE "PLAN") AND THE 1997 STOCK OPTION PLAN (THE "1997 PLAN").
(2) INCLUDES 993,500 SHARES OF COMMON STOCK SUBJECT TO OUTSTANDING STOCK OPTIONS PREVIOUSLY GRANTED UNDER THE PLAN, WHICH PLAN TERMINATED ON DECEMBER 31, 1996 AND 980,294 SHARES OF COMMON STOCK SUBJECT TO STOCK OPTIONS PREVIOUSLY GRANTED UNDER THE 1997 PLAN.
(3) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE IN ACCORDANCE WITH RULE 457 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE PROPOSED MAXIMUM OFFERING PRICE IS BASED ON THE CLOSING SALES PRICE OF SHARES OF COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON SEPTEMBER 16, 1998 OF $4.00 PER SHARE.

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in The Noven Pharmaceuticals, Inc. Stock Option Plan (the "Plan") and the 1997 Stock Option Plan (the "1997 Plan"), as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                          (Not Required in Prospectus)

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Registrant with the Commission are incorporated herein by reference.

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                  (b) The Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998, and for the quarter ended June 30, 1998.

                  (c) The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 18, 1992.

         In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

         The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary, Noven Pharmaceuticals, Inc. 11960 Southwest 144th Street, Miami, Florida 33186, telephone number (305) 253-5099.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


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



ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Article IX of the Company's Certificate of Incorporation, Article VII of the Company's By-Laws, as amended, and to Section 145 of the General Corporation Law for the State of Delaware ("DGCL"). Section 145 of the DGCL authorizes the Registrant to provide indemnification against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred, in non-derivative actions, suits or proceedings brought by third parties, to an officer, director, employee or agent of the Registrant, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute.

         In a derivative action, i.e., one by or in the right of the Registrant, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believe to be in or not opposed to the best interest of the Registrant, except that no indemnification shall be made if such person shall have been adjudged liable to the Registrant, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         The Registrant has purchased officer and director liability insurance. Subject to a deductible for each loss, the policy covers certain claims against officers and directors of the Registrant up to specified policy limits. Insurance coverage will not extend to certain claims, including claims based upon or attributable to the insured's gaining personal profit or advantage to which he is not legally entitled, claims brought or contributed to by the dishonesty of the insured, and claims under Section 16(b) of the Securities Exchange Act of 1934, as amended, for an accounting of profits resulting from the purchase or sale by the insured of the Registrant's securities.

ITEM 7.  EXEMPTION FORM REGISTRATION CLAIMED.

         Not applicable

ITEM 8.           EXHIBITS.

                  The exhibits filed as part of this Registration Statement are as follows:

                  EXHIBIT
                  NUMBER                    DESCRIPTION
                  ------                    -----------
                  3.1               --      Certificate of Incorporation of the Registrant dated April 10,
                                            1987 and January 28, 1987, incorporated by reference to Exhibit
                                            3(a) of Registration Statement on Form S-18 (Commission File No.
                                            33-20331-A).

                  3.2               --      Amendments to Certificate of Incorporation of the Registrant
                                            dated April 10, 1987 and January  28, 1988, incorporated by reference to Exhibit 3(b) of Registration Statement on Form
                                            S-18 (Commission File No. 33-20331-A).

                  3.3               --      Amendment to Certificate of Incorporation of the Registrant
                                            dated June 21, 1991, incorporated by reference to Exhibit 3.3 of Registration Statement on Form S-2 (Commission File No.
                                            33-45784).

                  3.4               --      Amendment to Certificate of Incorporation of the Registrant
                                            dated August 17, 1992, incorporated by reference to Exhibit
                                            3.4 of Form 10-K filed with the Securities and Exchange
                                            Commission on March 31, 1994.

                  3.5               --      By-laws of the Registrant, as amended and restated as of April
                                            28, 1992, incorporated by reference to Exhibit 3.5 of Form
                                            10-K filed with the Securities and Exchange Commission on
                                            March 31, 1994.

                  3.6               --      Amendment to Certificate of Incorporation of the Registrant
                                            dated August 2, 1994 incorporated by reference to Exhibit 3.6 of Form 10-K filed with the Securities and Exchange
                                            Commission on March 31, 1995.

                  3.7               --      Amendment to Certificate of Incorporation dated June 9, 1997 incorporated by reference to Exhibit 10.29 of Form 10-K filed with the Securities and Exchange Commission on March 30,
                                            1998.

                  5.1               --      Opinion of Shapo, Freedman & Bloom, P.A.



                  10.1              --      Amended and Restated Stock Option Plan of the Registrant,
                                            incorporated by reference to Exhibit 10.10 of Form 10-K for the year ended December 31, 1990 filed with the Securities and Exchange Commission on March 28, 1991, as further
                                            amended on June 23, 1992 and incorporated by reference to
                                            the 1992 Proxy Statement filed with the Securities and
                                            Exchange Commission on April 30, 1992.

                  10.2              --      1997 Stock Option Plan incorporated by reference to the 1997
                                            Proxy Statement filed with the Securities and Exchange
                                            Commission on April 29, 1997

                  23.1              --      Consent of Deloitte-Touche LLP

                  23.2              --      Consent of Shapo, Freedman & Bloom, P.A. (included in
                                            opinion filed as Exhibit 5.1).

                  24.1              --      Powers of Attorney -- included as part of the signature page hereto.



ITEM 9.           UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i)   To include any prospectus required by
                           Section 10(a)(3) of the Securities Act.

                                    (ii)  To reflect in the Prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (I)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by: such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, Noven Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, County of Dade, State of Florida, on September 23, 1998.

                                         NOVEN PHARMACEUTICALS, INC.


                                         By: /s/ ROBERT C. STRAUSS
                                             -----------------------------------
                                             ROBERT C. STRAUSS, President, Chief
                                             Executive Officer and Director


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Strauss and William A. Pecora, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or causes to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities on September 16, 1998.


SIGNATURE                                   TITLE                                       DATE
---------                                   -----                                       ----

By: /s/ Steven Sablotsky                   Chairman of the Board               September 23, 1998
    ----------------------------
      Steven Sablotsky


By: /s/ Robert C. Strauss                  President and Chief                 September 23, 1998
    ----------------------------           Executive Officer and Director
      Robert C. Strauss                    (Principal Executive Officer)





By: /s/ William A. Pecora                   Vice President and                          September 23, 1998
    --------------------------              Chief Financial Officer
    William A. Pecora                       (Principal Financial and
                                            Accounting Officer)

By: /s/ Mitchell Goldberg                   Director                                    September 23, 1998
    --------------------------
      Mitchell Goldberg


By: /s/ Sheldon H. Becher                   Director                                    September 23, 1998
    --------------------------
      Sheldon H. Becher


By: /s/ Sidney Braginsky                    Director                                    September 23, 1998
    --------------------------
      Sidney Braginsky


By: /s/ Lawrence J. DuBow                   Director                                    September 23, 1998
    --------------------------
      Lawrence J. DuBow




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